[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]






                                 April 29, 2005


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:   NATIONAL VARIABLE ANNUITY ACCOUNT II
                  ---   ------------------------------------

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 by National Variable Annuity Account II for certain variable annuity contracts (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Very truly yours,

                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By:  /S/ STEPHEN E. ROTH
                                           --------------------
                                            Stephen E. Roth